CHINA JO-JO DRUGSTORE

九洲大药房

China Jo-Jo Drugstores, Inc.

October 20, 2009

CHINA JO-JO DRUGSTORE
九洲大药房

Safe Harbor Statement

- Statements in this presentation may be "forward-looking statements" within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Forward-looking statements involve risks and uncertainties that may cause actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition expressed or implied in any forward-looking statements. Such risks include, but are not limited to, competition in the retail drugstore industry, outpatient medical services industry, changes to management or key personnel, risks associated with conducting business in China, the Company's ability to expand into markets outside of China and outside of the Zhejiang province and other risks detailed in the Company's filings with the Securities and Exchange Commission. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties. Forward-looking statements made during this presentation speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this presentation.

- Because forward-looking statements are subject to risks and uncertainties, we caution you not to place undue reliance on any forward-looking statements. All written or oral forward-looking statements by the Company or persons acting on its behalf are qualified by these cautionary statements.

CHINA JO-JO DRUGSTORE
九洲大药房

Summary

Stock Symbol	CJJD.OB
China Jo-Jo Drugstores, Inc	Operates 22 retail pharmacies as of 10/1/09
Hangzhou, China – population	7.97M
FYE 3/31/09 (in USD)	44.7M revenue / 6.8M Net Income
FYE 3/31/08 (in USD)	31.3M revenue / 3.4M Net Income
Outstanding shares	20,000,000 shares
Legal Counsel	Richardson & Patel, LLP
Auditor	Moore, Stephens, Wurth Frazier & Torbet, LLP

Highlights

- Established in 2003 in the Zhejiang Province (Hangzhou)
- As of October 1, 2009, the Company operates 22 stores
- Each Company store is unique providing:
  - Prescription drugs, OTC drugs, traditional Chinese medicine and other sundries
  - Access to licensed physicians providing consultations and/or outpatient services/eastern medical services (acupuncture)
- Majority of large competitors only OTC Drugs/Prescription Medication
- 80% of sales are in cash, 15% through government medical insurance program (collected within 30 days).

China Jo-Jo Drugstores vs. China Nepstar Chain Drugstore (NYSE: NPD)

	China Jo-Jo Drugstores FYE 3/31/09	China Nepstar Chain Drugstore FYE 12/31/08
Revenues	$ 44,776,652	$ 351,285,000
Gross Profit	$ 12,168,911	$ 166,931,000
Operating Income	$ 9,057,132	$ 20,722,000
Net Income	$ 6,813,516	$ 28,252,000
Stores @ end of period	19	2,709

Shares Outstanding	20,000,000	104,147,000
Market Capitalization	47M	642M
Stock Price at 10/7/09	2.35	6.17
EPS	0.34	0.26
P/E Ratio	6.90	23.73

CHINA JO-JO DRUGSTORE
九洲大药房

Differentiation

- No retail competitors provide pharmacy & outpatient health care services/physician consultations
- Self-funded growth vs. roll-up model
- Health services competitors:
  - State owned hospitals, privately owned hospitals (government funded, poor service, and complicated process)
  - Smaller medical practices

Services Provided

- All locations have scheduled physician hours.
- Two clinics located within drugstores staffed with 33 personnel
- On site services available at clinics
  - Acupuncture
  - Minor outpatient surgical treatments



Revenue Composition FYE 3/31/09


% of Revenue FYE 3/31/09
2%
27%
37%
10%
6%
18%
Prescription Drugs
OTC Drugs
Nutritional Supplements
Traditional Chinese Medicine
Sundries
Medical Devices







CHINA JO-JO DRUGSTORE
九洲大药房

Full Range of Product Offerings


九洲参茸






外用药品

CHINA JO-JO DRUGSTORE

九洲大药房

Eastern Medicine







Marketing Advantages

- Loyalty/Membership Program
  - 300,000 members at 10/1/2009
- Provide lower overall prices
- Community-focused stores (product offerings, on site physicians)
- Store staffing: includes 200 manufacturers' representatives


VIP
会员卡
JIUZHOU

CHINA JO-JO DRUGSTORE
九洲大药房

Financial Highlights



Revenue (Audited)
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
$MM USD
43% GROWTH
$31.3
$44.8
3/31/2008
3/31/2009
12 Months Ended



Operating Margin (Audited)
$11.00
$9.00
$7.00
$5.00
$3.00
$1.00
$(1.00)
$MM USD
19.00%
17.00%
15.00%
13.00%
11.00%
9.00%
7.00%
5.00%
3.00%
Operating Margin %
20.23%
87% GROWTH
$5.42
$9.06
3/31/2008
3/31/2009
12 Months Ended
Operating Margin
Operating Margin %



Net Income Growth (Audited)
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
$$MM USD
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Profit Margin
15.2%
10.8%
101% GROWTH
$3.39
$6.81
3/31/2008
3/31/2009
12 Months Ended
Net Income
Profit Margin %

Annual Revenue Growth


Revenue (Audited)
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
$MM USD
43% GROWTH
$31.3
$44.8
3/31/2008
3/31/2009
12 Months Ended

Annual Gross Margin Growth



Gross Margin (Audited)
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
$MM USD
$7.50
$12.20
23.9%
27.2%
38.5% GROWTH
28.0%
26.0%
24.0%
22.0%
20.0%
18.0%
16.0%
14.0%
12.0%
10.0%
Gross Margin %
3/31/2008
3/31/2009
12 Months Ended
Gross Margin
Gross Margin %

Annual Operating Margin Growth


Operating Margin (Audited)
$11.00
$9.00
$7.00
$5.00
$3.00
$1.00
$(1.00)
$MM USD
17.30%
20.23%
67% GROWTH
$5.42
$9.06
19.00%
17.00%
15.00%
13.00%
11.00%
9.00%
7.00%
5.00%
3.00%
Operating Margin %
3/31/2008
3/31/2009
12 Months Ended
Operating Margin
Operating Margin %

Annual Net Income Growth



Net Income Growth (Audited)
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
$$MM USD
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Profit Margin
10.8%
15.2%
$3.39
$6.81
101% GROWTH
3/31/2008
3/31/2009
12 Months Ended
Net Income
Profit Margin %

Retail Locations


Drugstores Open at End of Period
# of Drugstores
20
18
16
14
12
10
8
6
4
2
0
6
9
16
19
3/31/2007
3/31/2008
3/31/2009
6/30/2009

FYE 3/31/10 Objectives

- Maintain FYE 3/31/09 financial levels
- Increase brand awareness, customer retention, store traffic
- Identify expansion opportunities



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7月7日九洲北景园店
隆重开业



年到!福到!禮到!

3 months 6/30/08 vs. 6/30/09 Maintaining Financial Levels



Revenue (Reviewed)
$MM USD
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
$11.2
$11.7
6/30/2008
6/30/2009
3 Months Ended



Gross Margin (Reviewed)
$MM USD
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$2.85
$3.02
25.0%
20.0%
15.0%
10.0%
5.0%
Gross Margin %
6/30/2008
6/30/2009
3 Months Ended
Gross Margin
Gross Margin %



Operating Margin (Reviewed)
$MM USD
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
$2.27
$2.18
18.7%
21.0%
16.0%
11.0%
6.0%
1.0%
Operating Margin %
6/30/2008
6/30/2009
3 Months Ended
Operating Margin
Operating Margin %



Net Income (Reviewed)
$$MM USD
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
15.6%
13.7%
$1.74
$1.60
17.0%
15.0%
13.0%
11.0%
9.0%
7.0%
5.0%
Profit Margin
3/31/2008
3/31/2009
3 Months Ended
Net Income
Profit Margin %

Zhejiang Province

- Zhejiang Population: 47.2M (2004)
  - Hangzhou: 6.4M (2004)
  - Wenzhou: 7.7M (2004)
  - Taizhou: 5.4M (2004)
- Company plans to expand within Zhejiang Province up to 150 locations



Jiangsu Province
Wuxi
Shanghai
Anhui Province
Huzhou
Jiaxing
Hangzhou
Huangshan
Tunxi
Shaoxing
Zhoushan
Ningbo
Jiujiang
Jingdezhen
Quzhou
Yiwu
Jinhua
Zhejiang Province
Taizhou
Nanchang
Lishui
Jiangxi Province
Wenzhou
TravelChinaGuide.com
Fujian Province

Distribution/Logistics

- Distribution is outsourced to Zhejiang Yingte Logistics Co., Ltd. (“Yingte Logistics”).
- Yingte Logistics is certified by the Zhejiang Province to distribute medical and other products.
- Over 50,000 square feet of exclusive use.
- 50 store capacity with ease of expansion.
- Automated inventory management.




22



National Competition

- Pharmacy competitors:
  - China Nepstar (NYSE: NPD):
    - 2,300 locations throughout China, of which, 364 are located in the Zhejiang Province:
      - Hangzhou (186)
      - Ningbo (178)
    - Higher product prices
    - Rollup (inconsistent footprint)
    - Nepstar branded product contribution

CHINA JO-JO DRUGSTORE
九洲大药房

Competition- Hangzhou

Approximately 1,000 Drugstores in Hangzhou

- China Nepstar
  - 186 branches in Hangzhou
  - Store size: 800-1,200 square feet
- Lao Bai Xing Grand Pharmacy
  - 8 branches located within Hangzhou (in stores & supermarkets) / 30 total in Zhejiang Province
  - High overhead
  - Non-branded products
- Tian Tian Hao Grand Pharmacy
  - Nepstar model

CHINA JO-JO DRUGSTORE
九洲大药房

Regulations

- Hospital pharmacies approx. 85% of total prescription medicine sales.
- Deregulation began in 2004 with policies aimed to separate hospitals' drug prescribing and dispensing
- All Company locations meet GSP regulations.
- Regulations for outpatient care require individual store approval (Company has 2 medical service licenses)

CHINA JO-JO DRUGSTORE
九洲大药房

Management

Mr. Lei Liu, MD, Chairman and CEO

Founder Jiuzhou Drugstore- 2003

- Executive Manager Hangzhou Taihe Pharmacy 1997-2003
- Administrator, Hangzhou Medical College 1992-1997
- Graduate, Hangzhou Medical College
- Graduate MBA, Zhejiang University, MBA

Management

Mr. Chong'an Jin, MD VP & Deputy Executive Director

Founder Jiuzhou Drugstore- 2003

- General Principal, Hangzhou Qiantang Medical Outpatient Clinic 1996-2003
- Practiced at Hangzhou Hospital of Traditional Chinese Medicine 1991-1994
- Practiced at Zhejiang Tumor Hospital 1988-1991
- Graduate, Sun Yat-sen Medical University

Management

Ms. Li Qi, MBA

Director & General Manager

Founder Jiuzhou Drugstore, 2003

- General Manager, Zhejiang Yikang Pharmacy
- Nurse, Emergency Clinic, Hangzhou People's Hospital No. 1, 1991-2000
- Graduate MBA, Zhejiang University

Management

Bennet P. Tchaikovsky, CPA, Esq.
Chief Financial Officer

- Part-time CFO for Skystar Bio-Pharmaceutical Company (NASDAQ: SKBI)
- Director & Audit Committee Chairman for Ever-Glory International Group (NYSE Amex: EVK) and Sino Clean Energy (OTCBB: SCLX)
- Former CFO of Innovative Card Technologies, Inc. (OTCBB: INVC)
- Graduate of Southwestern University School of Law
- Licensed as a CPA in California

CHINA JO-JO DRUGSTORE
九洲大药房

Summary

- Self-funded growth since 2003
  - $44.8M revenue & 9.0M Operating Income FYE 3/31/09 vs. Nepstar's $351M revenue & 20.7M Operating Income FYE 12/31/08
  - 19 locations vs. Nepstar's 2,709
- Focus on customer's needs: store staffing, medical services and lower overall prices
- Positioned for expansion in Zhejiang Province
- Management expertise